UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

REVOLUTIONARY CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	27-0094868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Revolutionary Concepts, Inc. 2622 Ashby Woods Dr Matthews, NC 28105 (704) 622-6327	28105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫[  ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  [X]

Securities Act registration statement file number to which this form relates: 333-151177

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-151177) as originally filed with the Securities and Exchange Commission on May 23, 2008 (the “Registration Statement”), and the amendments thereto, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation and By-Laws Filed on May 23, 2008 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-151177) and incorporated herein by reference.
4.1	Form of Stock Certificate
23

Consent of Experts and Counsel: Independent Auditor's Consent by Greg Lamb, CPA

Filed on September 30, 2008 as Exhibit 23.2 to the registrant’s Registration Statement on Form S-1/A4 (File No. 333-151177) and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

REVOLUTIONARY CONCEPTS, INC.

Date:

May 15, 2009

By:

 /s/Ronald Carter

Ronald Carter

President and Director